Exhibit 10.1

FIRST AMENDMENT TO THE

COMPENSATION AGREEMENT FOR JACQUELYN J. ORR

GENERAL COUNSEL, VICE PRESIDENT & SECRETARY

This First Amendment to Employment Agreement (the “Amendment”), dated as of February 1, 2009 (the “Effective Date”), amends that certain Employment Agreement, dated August 11, 2008 (“Agreement”), by and between Citadel Broadcasting Corporation (“Employer”) and Jacquelyn J. Orr (“Employee”).

In consideration of the mutual obligations, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employer and Employee, intending to be legally bound, hereby agree to modify and amend the Agreement as follows:

1.	It is hereby agreed that commencing on the Effective Date, and continuing for the remainder of the Term of the Agreement, the compensation paid by Employer to Employee set forth in Section 1 of the Agreement shall be reduced by five percent (5%). Thus, Employee’s annual compensation for the remainder of the Term shall be as follows:

Annual Salary:

February 1, 2009 to May 15, 2009:	$308,750

May 16, 2009 to May 15, 2010:	$332,500

2.	Except as specifically set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect without modification or waiver and shall remain binding on both parties. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have executed this Amendment as of the date first above written.

ACCEPTED & AGREED TO:

Citadel Broadcasting Corporation:

By:
Farid Suleman, CEO

By:
Jacquelyn J. Orr